EXHIBIT 2



                                3,000,000 Shares

                                    XOMA Ltd.

                                  Common Shares

                             UNDERWRITING AGREEMENT

                                                                   June 26, 2001

U.S. Bancorp Piper Jaffray
As Representative of the several
  Underwriters named in Schedule 1
800 Nicollet Mall
Minneapolis, MN  55402

Dear Sirs:

     XOMA Ltd., a Bermuda company (the "Company"), proposes, subject to the terms and conditions set forth herein, to issue and sell to the Underwriters named in Schedule 1 hereto (each, an "Underwriter" and, together, the "Underwriters") 3,000,000 (the "Firm Shares") of the Company's Common Shares, par value U.S. $0.0005 per share (the "Common Shares").

     1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) A registration statement on Form S-3 with respect to the Firm Shares (the "Initial Registration Statement") has (i) been prepared by the Company in conformity with the requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the U.S. Securities and Exchange Commission (the "Commission") thereunder, and pursuant to Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous or delayed basis, (ii) been filed with the Commission under the Securities Act, (iii) been amended by pre-effective Amendment No. 1 thereto ("Amendment No. 1") and (iv) as so amended, become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the representative of the Underwriters (the "Representative"). Other than Amendment No. 1 and a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing, no other document with respect to the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened. As used in this Agreement, "Effective Time" means the date and the time as of which the Initial Registration Statement, or the most recent post-effective amendment thereto, if any, and the Rule 462(b) Registration Statement, if any, were declared effective by the Commission (or otherwise became effective); "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means, collectively, the Initial Registration Statement, as amended by Amendment No. 1, and the Rule 462(b) Registration Statement, if any, each as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5 hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph
     (2) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by any Underwriter specifically for inclusion therein.

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect (as defined below), and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

          (e) The Company has an authorized capitalization as will be set forth in the Prospectus, and all of the issued capital shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued capital shares of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Prospectus.

          (f) The unissued Firm Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Firm Shares will conform to the description thereof contained in the Prospectus.

          (g) This Agreement has been duly authorized, executed and delivered by the Company, and is enforceable against the Company in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that rights to indemnity and contribution may be limited by public policy.

          (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or of any such subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any such subsidiary or any of their respective properties or assets; and except for the registration of the Firm Shares under the Securities Act and the filing of the Prospectus in Bermuda and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Firm Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (i) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person (other than registration statements which have already been filed and the obligation of the Company to file a registration statement with respect to restricted Common Shares and options to acquire Common Shares) or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (j) Except as described in the Prospectus, the Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued (a) pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or employment agreements, and (b) pursuant to outstanding options, rights or warrants or otherwise in satisfaction of outstanding convertible securities.

          (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital shares or long-term debt of the Company or any material adverse change in or affecting the business, financial position, shareholders' equity, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus.

          (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (m) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the letter referred to in
     Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (n) All real property and buildings held under lease by the Company or its subsidiaries are held by each of them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

          (o) Each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

          (p) Except as described in the Prospectus and except for applications and proceedings relating to regulatory approval of new drugs or the granting of patents, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of it subsidiaries is the subject which, if determined adversely to the Company, could reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations or business of the Company (a "Material Adverse Effect"); and to the best of the

     Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (q) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (s) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any such subsidiary on the other hand, which is required to be described in the Prospectus which is not so described.

          (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

          (u) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (or has obtained valid extensions) and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, could reasonably be expected to have) a Material Adverse Effect.

          (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities other than pursuant to qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or otherwise in satisfaction of outstanding convertible securities, (ii) incurred any liability or obligation, direct or contingent which are individually or in the aggregate material to the Company, other than liabilities and obligations which were incurred in the ordinary course of business, or (iii) declared or paid any dividend on its capital shares.

          (w) The Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (x) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any such subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (y) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (z) Neither the Company nor the Subsidiaries (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it or the subsidiary's property or assets, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, except as could not reasonably be expected to, in any such case (individually or in the aggregate), have or result in a Material Adverse Effect.

          (aa) To the Company's knowledge, (i) the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights and licenses (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business as presently conducted and which the failure to do so would have a Material Adverse Effect and (ii) there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business as presently conducted, which infringement would have a Material Adverse Effect.

     2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell an aggregate of 3,000,000 Firm Shares to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $14.4375, the number of Firm Shares set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

     The Company shall not be obligated to deliver the Firm Shares to be delivered to any Underwriter on the Delivery Date (as hereinafter defined) except upon payment for such Firm Shares by such Underwriter on the Delivery Date as provided herein.

     3. Offering of Shares by the Underwriters.

     Upon authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. Delivery of and Payment for the Firm Shares. Delivery of and payment for the Firm Shares, and delivery of the documents to be delivered at the Delivery Date, shall be made at the office of Solomon, Zauderer, Ellenhorn, Frischer & Sharp, 45 Rockefeller Plaza, New York, New York 10111, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are referred to as the " Delivery Date." On the Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by federal wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the Delivery Date.

     5. Further Agreements of the Company. The Company agrees with each
Underwriter:

          (a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Firm Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of

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     any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Firm Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

          (b) To deliver promptly to each Underwriter such number of the following documents as such Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto, (ii) the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Firm Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon the Representative's request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

          (c) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

          (d) Beginning on the date of this Agreement and at any time during which delivery of a prospectus is required in connection with the offering or sale of the Firm Shares by any Underwriter, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and not make any such filing to which the Representative reasonably objects based upon the Representative's reasonable belief that such filing would include an untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein not misleading;

          (e) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representative an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (f) For a period of five years following the Effective Date, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder (it being understood that materials filed with the Commission and available on the Commission's Web site shall be deemed to have been furnished to the Representative);

          (g) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Firm Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Firm Shares;

          (h) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than (A) the Firm Shares, (B) any Common Shares issued (1) pursuant to employee benefit plans, qualified share option plans or other employee compensation plans existing on the date hereof, (2) pursuant to currently outstanding options, warrants, rights or convertible securities or (3) otherwise in satisfaction of the Company's obligations thereunder and (C) convertible debt issued in connection with the Company's collaboration with Genentech, Inc.), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case without the prior written consent of the Representative;



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

          (i) Prior to the Delivery Date, to notify The Nasdaq Stock Market ("Nasdaq") of the prospective issuance of the Firm Shares in accordance with Nasdaq's listing requirements;

          (j) To apply the net proceeds from the sale of the Firm Shares being sold by the Company as set forth in the Prospectus; and

          (k) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Firm Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Firm Shares; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Firm Shares; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Firm Shares under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters not to exceed $5,000); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Firm Shares which they may sell and the expenses of advertising any offering of the Firm Shares made by the Underwriters

     7. Conditions of Underwriters' Obligations. The obligations of each Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of



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

     additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Firm Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Cahill Gordon & Reindel shall have furnished their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, substantially in the form of Exhibit A attached hereto.

          To the extent such counsel can form a reasonable judgment as to the following matters, such counsel shall also state that it has participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), nothing has come to its attention that leads it to believe either that the Registration Statement at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall not be requested to and shall not express any comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

          (e) Conyers Dill & Pearman shall have furnished their written opinion, as Bermuda counsel to the Company, addressed to the Underwriters and dated the Delivery Date, substantially in the form of Exhibit B attached hereto.

          (f) Christopher J. Margolin, General Counsel of the Company, shall have furnished his written opinion addressed to the Underwriters and dated the Delivery Date, substantially in the form of Exhibit C attached hereto.

          (g) The Representative shall have received from Solomon, Zauderer, Ellenhorn, Frischer & Sharp, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Firm Shares, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h) At the Delivery Date, the Representative shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the Delivery Date
     (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the Delivery
     Date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i) The Company shall have furnished to the Representative a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

               (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and

               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (j) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change, or any development involving a prospective change, in the capital shares or long-term debt of the Company or any change in or affecting the business, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the The Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (l) The Company shall not have received any comment or request for further information from the NASD relating to the filing described in paragraph 5(i) hereof.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     8. Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless each Underwriter, its officers, directors and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act (each, an "Underwriter Indemnified Party" and, collectively, the "Underwriter Indemnified Parties"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Firm Shares), to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Firm Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable to an Underwriter Indemnified Party in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter Indemnified Party furnished to the Company through the Representative by any Underwriter Indemnified Party specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter Indemnified Party.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, directors and employees, and each person, if any, who controls the Company within the meaning of the Securities Act (each, a "Company Indemnified Party" and, collectively, the Company Indemnified Parties"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
     (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by that Underwriter specifically for inclusion therein, and shall reimburse such Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to any Company Indemnified Party.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriter Indemnified Parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such Underwriter Indemnified Parties against the Company under this Section 8 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those Underwriter Indemnified Parties to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall
     (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Firm Shares or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Firm Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Firm Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Firm Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Firm Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Firm Shares by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the front cover page of the Prospectus is correct and constitutes the only information concerning such Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     9. Defaulting Underwriters.

     If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to purchase the Firm Shares which the defaulting Underwriter agreed but failed to purchase on the Delivery Date; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase any of the Firm Shares on the Delivery Date if the total number of Firm Shares which the defaulting Underwriter agreed but failed to purchase on such date exceeds 9.99% of the total number of Firm Shares to be purchased on the Delivery Date, and the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the number of Firm Shares which they have agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Firm Shares to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares which the defaulting Underwriter agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of the non-defaulting

Underwriters or the Company, except for the indemnity and contribution agreements set forth in Section 8 and that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Firm Shares of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(i) or 7(k), shall have occurred or if the Underwriters shall decline to purchase the Firm Shares for any reason permitted under this Agreement.

     11. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Firm Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse each Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by such Underwriter in connection with this Agreement and the proposed purchase of the Firm Shares, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 10 by reason of the default of an Underwriter, the Company shall not be obligated to reimburse such defaulting Underwriter on account of those expenses.

     12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to U.S. Bancorp Piper Jaffray, 800 Nicollet Mall, Minneapolis, MN 55402, Attn: (Fax: ), with a copy, in the case of any notice pursuant to Section 8(b), to Solomon, Zauderer, Ellenhorn, Frischer & Sharp, 45 Rockefeller Plaza, New York, New York 10111, Attn: Robert L. Mazzeo, Esq. (Fax: 212-956-4068);

          (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration

     Statement, Attention: Legal Department (Fax: 510-649-7571), with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attn:
     Geoffrey E. Liebmann, Esq. (Fax: 212-269-5420).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to rely on any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of any and all Underwriter Indemnified Parties and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of any and all Company Indemnified Parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Firm Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     15. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which The Nasdaq Stock Market is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to contracts made entirely within such State. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                           [Signature Page to Follow]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,


                                    XOMA Ltd.



                                    By:  ________________________
                                         Name:
                                         Title:

Accepted:

U.S. Bancorp Piper Jaffray


By:      ___________________________
         Authorized Representative

For itself and as Representative
of the several Underwriters named
in Schedule 1 hereto

                                   SCHEDULE 1



                                                              Number of
Underwriters                                                   Shares
------------                                                   ------

U.S. Bancorp Piper Jaffray                                    1,335,000

CIBC World Markets Corp.                                      999,000

Adams, Harkness & Hill                                        333,000

Arnhold & S. Bleichroeder, Inc.                               333,000

Total                                                         3,000,000
                                                              =========

                                                                   [Exhibit A to
                                                                    Underwriting
                                                                    Agreement]



                  [Form of Opinion of Cahill Gordon & Reindel]



     We have acted as special counsel to XOMA Ltd., a Bermuda company (the "Company"), in connection with the issuance by the Company of an aggregate of 3,000,000 shares (the "Shares") which are Common Shares, par value U.S.$.0005 per share (the "Common Shares"), of the Company pursuant to the Underwriting Agreement, dated June 26, 2001 (the "Underwriting Agreement"), by and among the Company and U.S. Bancorp Piper Jaffray, CIBC World Markets Corp., Adams, Harkness & Hill and Arnold & S. Bleichroeder (the "Underwriters"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

     In connection with the opinions expressed herein, we have examined, and have relied as to matters of fact upon, the Underwriting Agreement, the Registration Statement on Form S-3 filed on November 17, 2001, as amended (the "Registration Statement") and the Prospectus Supplement filed on June 26, 2001 and the other documents delivered by the Company at the closing, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or public officials and directors, officers, employees and representatives of the Company, and have made such further investigations, as we have deemed relevant and appropriate as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the conformity to the originals of all documents submitted to us as copies and the authenticity of all originals. We have also assumed that all agreements, documents and other instruments examined by us to which the Company is a party (including Underwriting Agreement) have been duly authorized, executed and delivered by the Company in accordance with all laws applicable to the Company and that the Underwriting Agreement have been duly authorized, executed and delivered by the Underwriters (to the extent a party thereto) in accordance with all laws applicable to such Buyer.

     Based upon and subject to the foregoing, we are of the opinion that:

          (1) The Underwriting Agreement constitutes valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and to general principles of equity, whether enforcement is considered in a proceeding at law or in equity, and except that rights to indemnity and contribution may be limited by public policy.

          (2) The Registration Statement has been declared effective under the Securities Act and the Prospectus has been filed with the Commission pursuant to Rule 424(b)(5) thereunder and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and, except as to the financial statements and schedules and other financial and statistical data contained in the Registration Statement and the contents of the exhibits thereto, as to which we express no opinion, the Registration Statement (and the exhibits thereto), as of its effective date, complied as to form in all material respects with the requirements of the Act.

          (3) As of their respective dates, the reports filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(c) or 15(d) thereof, since January 1, 2001, complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the General Obligations Law of the State of New York and the federal securities laws of the United States.

     This opinion is expressed as of the date hereof, and we take no responsibility to advise you of any changes subsequent to the date hereof.

     This opinion, furnished by us as special counsel to the Company, is rendered to you and is solely for your benefit in connection with the above transaction and may not be quoted or relied upon for any other purpose, or by another person, firm or corporation for any purpose, without our prior written consent, except that the opinion expressed in paragraph (2) may be relied upon by Christopher J. Margolin, Esq., Vice President, General Counsel and Secretary of the Company, in rendering his opinion of even date herewith to you and by the Company's Transfer Agent and Registrar for the Common Shares.

                                                                   [Exhibit B to
                                                                   Underwriting
                                                                   Agreement]

                   [Form of Opinion of Conyers Dill & Pearman]




XOMA Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with the issuance by the Company of an aggregate of 3,000,000 common shares par value US$.0005 per share (the "Common Shares") of the Company to certain Underwriters (the "Underwriters").

For the purposes of giving this opinion, we have examined the following documents:

(i) the Registration Statement on Form S-3 filed on 17 November, 2001, as amended, relative to the offering of the Common Shares (the "P.P.M.");

(ii) the Prospectus of 17 November, 2000 and Prospectus Supplement of 26 June, 2001 relative to the offering of Common Shares (together, the "Prospectus");

(iii) the form of Underwriting Agreement between the Company and the Underwriters.

We have also reviewed the memorandum of continuance and the bye-laws of the Company, each certified by the Secretary of the Company on [ ] June, 2001, a copy of certain resolutions of the Board of Directors of the Company approved on
[ ] June, 2001 and [ ] June, 2001 and certified by the Secretary of the Company on [ ] June, 2001 as being a true copy thereof (the "Minutes"), the Company's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Underwriting Agreement, other than the Company, to enter into and perform its respective obligations under the Underwriting Agreement, (d) the due execution of the Underwriting Agreement by each of the parties thereto, except the Company and the delivery thereof by each of the parties thereto, (e) except for any matters of Bermuda Law specifically opined upon herein, the accuracy and completeness of all factual representations made in the Dccument and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (g) that the Company is entering into the Underwriting Agreement and issuing the Prospectus pursuant to its business of medical research, (h) that there are reasonable grounds for believing that prior to and immediately following the Company's entering into each of the Underwriting Agreement and issuing the Prospectus, the Company is and will be able to pay its liabilities as they fall due and the realisable value of the Company's assets is and will be not less that the aggregate of its liabilities, issued share capital and share premium accounts, (i) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (j) the validity and binding effect under the laws of the State of New York U.S.A. (the "Foreign Laws") of the Underwriting Agreement in accordance with its terms; and (k) that the Company is at all materials times listed on National Association of Securities Dealers Automatic Quotation System (NASDAQ).

The obligations of the Company under the Underwriting Agreement (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief being equitable remedies, may not be available and (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Underwriting Agreement or the Prospectus which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Prospectus and the Underwriting Agreement. The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder and under the Prospectus will not violate the Memorandum of Continuance or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Underwriting Agreement. The Underwriting Agreement has been duly authorised, executed and delivered by or on behalf of the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof

3. Based solely on a certified copy of the Memorandum of Continuance of the Company certified on [ ] June, 2001 and on the Minutes the authorized share capital of the Company is US$117,500 divided into 135,000,000 Common Shares of par value US$0.0005 each and 1,000,000 Preference Shares of par value US$0.05 each.

4. The Common Shares to be issued pursuant to the Underwriting Agreement have been duly authorised in accordance with the Company's Memorandum of Continuance and Byelaws.

5. When issued and paid for as contemplated by the Underwriting Agreement, the Common Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

6. It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that Underwriting Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $425 will be payable in respect of the registration.

     While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:

     (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

     (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

     However, as the Underwriting Agreement is governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

7. The Underwriting Agreement will not be subject to ad valorem stamp duty in Bermuda.

8. The choice of the Foreign Laws as the governing law of the Underwriting Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws, or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Underwriting Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

9. The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Underwriting Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment,
     (b) such courts did not contravene the rules of natural justice of Bermuda,
     (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda, and (f) the due compliance with the correct procedures under the laws of Bermuda.

                                                                   [Exhibit C to
                                                                    Underwriting
                                                                    Agreement]



                [Form of Opinion of General Counsel of XOMA Ltd.]



     I am Vice President, General Counsel and Secretary of XOMA Ltd., a Bermuda company (the "Company"), and this opinion is rendered in connection with the Underwriting Agreement, dated June 26, 2001 between you and the Company (the "Underwriting Agreement") relating to the issuance to you of an aggregate of 3,000,000 shares (the "Shares") which are Common Shares, par value U.S.$.0005 per share (the "Common Shares"), of the Company pursuant to the Underwriting Agreement. Capitalized terms used herein are not otherwise defined herein shall have the respective meanings assigned to such terms in the Underwriting Agreement.

     In connection with rendering the opinions set forth herein, I have examined the Underwriting Agreement, the Registration Statement on Form S-3 filed on November 17, 2000, as amended (the "Registration Statement") and the Prospectus Supplement filed on June 26, 2001 (the "Prospectus Supplement"), and such other documents, agreements and records as I deemed necessary to render the opinions set forth below.

     In conducting my examination, I have assumed the following: (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to originals of all documents submitted to me as copies, (ii) that the Underwriting Agreement has been duly and validly authorized and executed by the party or parties thereto (including the Company) and (iii) that the Underwriting Agreement has been duly delivered by the parties thereto (other than the Company).

     Based upon and subject to the foregoing, it is my opinion that:

     (1) The Company has no subsidiaries other than XOMA Limited, a United Kingdom company, XOMA (US) LLC, a Delaware limited liability company, XOMA (Bermuda) Ltd., a Bermuda company, XOMA Technology Ltd., a Bermuda company and XOMA Ireland Limited, an Irish company, all of which are wholly-owned by the Company.

     (2) The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the issuance of the Shares pursuant to the Underwriting Agreement and the other transactions contemplated by the Underwriting Agreement do not and will not, (i) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected or (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, federal, state or other regulatory body, administrative agency or other governmental body of the United States having jurisdiction over the Company or any of its properties or assets, which conflict, breach, violation or default could reasonably be expected to have a material adverse effect on the validity or enforceability of the Underwriting Agreement or the issuance of the Shares or the transactions contemplated by the Underwriting Agreement.

     (3) The Underwriting Agreement has been duly delivered by the Company.

     (4) The Common Shares are listed for trading on The Nasdaq Stock Market ("Nasdaq").

     (5) Since July 15, 1991, and to my knowledge, no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

     (6) No authorization, approval or consent of, or filing with, any court, governmental body or regulatory agency is required to be obtained or made by the Company for the issuance and sale of the Shares as contemplated by the Subscription Agreement other than (a) the registration of the Firm Shares under the Securities Act and the filing of the Prospectus in Bermuda, (b) the listing of the Shares on Nasdaq and (c) as may be required under applicable state securities or "blue sky" laws, as to which I express no opinion.

     (7) Except as disclosed in the Prospectus and except for applications and proceedings relating to regulatory approval of new drugs or the granting of patents, there is no action pending or, to my knowledge, threatened against the Company, wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company or the transactions contemplated by the Underwriting Agreement or which could materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Underwriting Agreement.

     (8) The Company has timely filed with the Commission all forms, reports and other documents required to be filed with the SEC under the 1934 Act since December 31, 2000.

     This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the laws of the State of California, as currently in effect, and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. For purposes of rendering the opinions set forth in paragraphs
(2)(ii) and (7) above, I am relying, with your consent, as to U.S. federal securities law matters on the opinion of Cahill Gordon & Reindel, special counsel to the Company, dated the date hereof, addressed to you and a copy of which is being furnished to you.

     The opinions expressed herein are given to you solely for your use in connection with the transactions contemplated by the Underwriting Agreement and may not be delivered to or relied upon by any other person or entity or for any other purpose without my prior consent.


                                       2